Exhibit 99.1

Contact:

Retrophin, Inc.

Chris Cline, CFA

Director, Investor Relations

646-564-3680

IR@retrophin.com

Retrophin Reports Second Quarter 2015 Financial Results

Second quarter revenue of $24.1 million

Full year 2015 revenue projected to be $95 to $100 million

SAN DIEGO (August 4, 2015) –Retrophin, Inc. (NASDAQ: RTRX) today reported its second quarter 2015 financial results.

•	Net product sales for the second quarter 2015 were $24.1 million, compared to net product sales of $5.7 million in the second quarter of 2014

•	Non-GAAP operating income for the second quarter 2015 was $3.2 million, compared to a non-GAAP operating loss of $11.5 million for the same period in 2014

•	Cash, cash equivalents and marketable securities as of June 30, 2015 totaled $133.6 million

“We are very pleased with the ongoing progress made in the second quarter,” said Stephen Aselage, Chief Executive Officer of Retrophin. “The 39 percent top-line increase over the first quarter illustrates continued robust growth of Thiola® and a strong start to the Cholbam® launch. With the advancement of RE-024 into the clinic and the recent sale of our Priority Review Voucher for $245 million, we continued to take meaningful steps to deliver long-term shareholder value.”

Quarter Ended June 30, 2015

Net product sales for the second quarter of 2015 were $24.1 million, compared to $5.7 million for the second quarter of 2014. The increase is due to the acquisition and subsequent commercial launch of two additional orphan disease products, Thiola and Cholbam.

Selling, general and administrative expenses for the second quarter of 2015 were $19.7 million on a GAAP basis, compared to $9.6 million for the same period in 2014. On a non-GAAP adjusted basis, selling, general and administrative expenses were $11.6 million for the second quarter of 2015, compared to $5.1 million for the same period in 2014. The increase is primarily driven by operational and commercialization efforts to support Thiola and Cholbam.

Research and development expenses for the second quarter of 2015 were $10.6 million on a GAAP basis, compared to $13.3 million for the same period in 2014. On a non-GAAP adjusted basis, research and development expenses were $8.6 million for the second quarter of 2015, compared to $12.1 million for the same period in 2014. The decrease is largely due to the elimination of spend on non-core research and development efforts and timing of preclinical studies.

Total other expense for the second quarter of 2015 was $18.7 million, compared to other income of $26.5 million for the same period in 2014. The change is primarily due to a $62.4 million increase in expense related to the Company’s derivative instruments and a $2.3 million expense related to the prepayment of the Company’s $45 million credit facility due 2018. The increase in expense was offset by a $15.5 million gain resulting from the legal settlement with Questcor Pharmaceuticals, Inc. and a decrease in finance expense of $4.7 million related to the issuance of the Company’s senior convertible notes in the second quarter of 2014.

Income tax expense for the second quarter of 2015 was $0.02 million compared to a benefit of $2.5 million for the same period in 2014.

Net loss for the second quarter of 2015 was $25.5 million, or $0.73 per basic share on a GAAP basis, compared to net income of $11.8 million, or $0.46 per basic share for the same period in 2014. Non-GAAP adjusted net income for the second quarter of 2015 was $13.9 million, or $0.40 per basic share, compared to a net loss of $13.3 million, or $0.52 per basic share for the same period in 2014.

Commercial Product Updates

Thiola® (tiopronin)

•	Retrophin continued to add Thiola patients on a weekly basis and expanded the number of prescribing physicians in the second quarter.

•	The Company’s recently expanded 24-member salesforce began marketing on July 1, 2015 and is expected to significantly expand Thiola coverage.

Cholbam® (cholic acid)

•	Retrophin successfully completed the transfer of approximately 30 patients from the clinical trial extension to Cholbam commercial therapy. Additionally, new patients have been identified and have started therapy.

•	The Company is currently restructuring relationships with its distribution partners in both Europe and Asia to optimize commercial market opportunities outside of the United States.

Chenodal® (chenodeoxycholic acid)

•	Chenodal experienced moderate growth of new cerebrotendinous xanthomatosis (CTX) patients initiating therapy in the second quarter.

•	Retrophin continues progress towards creating an acceptable submission to the U.S. Food and Drug Administration (FDA) for the addition of CTX to the Chenodal label.

Pipeline Updates

Sparsentan

•	The Phase 2 DUET study of sparsentan for the treatment of focal segmental glomerulosclerosis (FSGS) continues to enroll toward the target of 100 patients by year-end 2015.

RE-024

•	The Company’s Investigational New Drug (IND) application for RE-024 was cleared by the FDA during the second quarter, and a Phase 1 study to evaluate safety and tolerability in healthy volunteers is currently being conducted. Pending a positive outcome in the Phase 1 study, the Company will request a meeting with the FDA to discuss the next clinical study for RE-024.

•	RE-024 received orphan drug designation from the FDA for the treatment of pantothenate kinase-associated neurodegeneration (PKAN), which will provide seven years of U.S. marketing exclusivity if approved.

•	The FDA also granted RE-024 Fast Track designation which allows for more frequent interaction with the agency during the development process and may lead to an expedited drug approval and earlier patient access.

RE-034

•	Retrophin continues preclinical development of RE-034, which could include initiation of IND-enabling studies within the next 12 months.

Second-Half 2015 Outlook

The Company expects full year 2015 net product sales to be in the range of $95 to $100 million. Going forward, management will provide annual top-line financial guidance when year-end financial results are announced.

Conference Call Information

Retrophin will host a conference call and webcast today, Tuesday, August 4, at 4:30 p.m. ET to discuss second quarter 2015 financial results. To participate in the conference call, dial +1 855-219-9219 (U.S.) or +1-315-625-6891 (International), confirmation code 91222829 shortly before 4:30 p.m. ET. The webcast can be accessed at www.retrophin.com, in the Events and Presentations section. A replay of the call will be available 7:30 p.m. ET, August 4, 2015 to 11:59 p.m., August 11, 2015. The replay number is 855-859-2056 (U.S.) or 404-537-3406 (International), confirmation code 91222829.

Use of Non-GAAP Financial Measures

To supplement Retrophin’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP adjusted financial measures in this press release and the accompanying tables. The Company believes that these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Retrophin’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Retrophin believes that the use of these non-GAAP measures enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the Company uses in making operating decisions.

Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future the Company may exclude other items, or cease to exclude items that it has historically excluded, for purposes of its non-GAAP financial measures; Because of the non-standardized definitions, the non-GAAP financial measures as used by the Company in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.

As used in this press release, (i) the historical non-GAAP net income (loss) measures exclude from GAAP net income (loss), as applicable, intangible asset amortization, stock-based compensation expense, executive severance charges, transaction and license fees, change in fair value of derivative liabilities, depreciation expense, non-cash interest and finance expenses; adjust the income tax provision to the estimated amount of taxes that are payable in cash; (ii) the historical non-GAAP SG&A expense measures exclude from GAAP SG&A expenses, as applicable, intangible asset amortization, stock-based compensation expense, executive severance charges, transaction and license fees, legal fee and settlements, and depreciation expense; (iii) the historical non-GAAP R&D expense measures exclude from GAAP R&D expenses, as applicable, intangible asset amortization, stock-based compensation expense, transaction and license fees and depreciation expense.

About Retrophin

Retrophin is a pharmaceutical company focused on the development, acquisition and commercialization of drugs for the treatment of serious, catastrophic or rare diseases for which there are currently no viable options for patients. The Company’s approved products include Chenodal®, Cholbam®, and Thiola®, and its pipeline includes compounds for several catastrophic diseases, including focal segmental glomerulosclerosis (FSGS), pantothenate kinase-associated neurodegeneration (PKAN), infantile spasms, nephrotic syndrome and others. For additional information, please visit www.retrophin.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of pharmaceutical products. Without limiting the foregoing, these statements are often identified by the words “may”, “might”, “believes”, “thinks”, “anticipates”, “plans”, “expects”, “intends” or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s business and finances in general, as well as risks and uncertainties associated with the Company’s pre-clinical and clinical stage pipeline as well as its sales and marketing strategies. Specifically, the risks and uncertainties the Company faces with respect to its pre-clinical and clinical stage pipeline include risk that the Company’s research programs will not identify pre-clinical candidates for further development and risk that the Company’s clinical candidates will not be found to be safe or effective. Specifically, the Company faces risk that the sparsentan Phase 2 clinical trials will fail to demonstrate that sparsentan is safe or effective; risk that the sparsentan Phase 2 program will be delayed for regulatory or other reasons; risk that the Company will be unable to complete Phase 1 clinical trials of RE-024, risk that RE-024 will not progress to Phase 2 or later clinical trials for safety, regulatory or other reasons; risk that the Company will be unable to file an IND for RE-034 or initiate Phase 1 clinical trials for regulatory or other reasons, and for each of the programs risk associated with enrollment of clinical trials for rare diseases. The Company faces risks associated with market acceptance and competition for its marketed products. The Company faces risk that it will be unable to raise additional funding required to complete development of any or all of its product candidates; risk relating to the Company’s dependence on contractors for clinical drug supply and commercial manufacturing; uncertainties relating to patent protection and intellectual property rights of third parties; risks and uncertainties relating to competitive products and technological changes that may limit demand for the Company’s products. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties as included in the Company’s filings with the Securities and Exchange Commission.

RETROPHIN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

June 30, 2015

(in thousands)

	June 30, 2015 (unaudited)	December 31, 2014
Assets
Current assets:
Cash	$127,746	$18,204
Marketable securities	5,862	9,556
Accounts receivable, net	11,467	7,960
Inventory, net	2,005	801
Pediatric priority review voucher, held for sale	96,250	—
Prepaid expenses and other current assets	1,407	813

Total current assets	244,737	37,334
Property and equipment, net	509	671
Other asset	2,016	2,265
Intangible assets, net	168,251	94,265
Goodwill	936	936
Deferred tax asset	8,691	—

Total assets	$425,140	$135,471

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Deferred technology purchase liability	$1,000	$1,000
Accounts payable	4,778	7,124
Accrued expenses	20,328	27,883
Other liability	897	938
Acquisition-related contingent consideration	4,363	2,118
Derivative financial instruments, warrants	91,200	27,990
Deferred income tax liability	8,691	—
Note payable	41,125	40,486

Total current liabilities	172,382	107,539
Convertible debt	43,593	43,288
Other liability	12,149	12,234
Acquisition-related contingent consideration, less current portion	46,235	9,520
Deferred income tax liability, net	—	141

Total liabilities	274,359	172,722

Commitments and contingencies
Stockholders’ Deficit:
Preferred stock Series A $0.001 par value; 20,000,000 shares authorized; 0 issued and outstanding	—	—
Common stock $0.0001 par value; 100,000,000 shares authorized; 35,072,757 and 26,428,071 issued and 35,072,757 and 26,048,480 outstanding, respectively	3	3
Additional paid-in capital	318,280	140,851
Treasury stock, at cost, none and 379,591, respectively	—	(3,215)
Accumulated deficit	(168,262)	(179,175)
Accumulated other comprehensive income	760	4,285

Total stockholders’ equity (deficit)	150,781	(37,251)

Total liabilities and stockholders’ equity (deficit)	$425,140	$135,471

RETROPHIN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

June 30, 2015

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2015 (unaudited)	2014 (restated)	2015 (unaudited)	2014 (restated)
Net product sales	$24,068	$5,742	$41,440	$5,770
Operating expenses:
Cost of goods sold	637	35	912	36
Research and development	10,563	13,310	20,910	20,253
Selling, general and administrative	19,692	9,579	34,547	24,725

Total operating expenses	30,892	22,924	56,369	45,014

OPERATING LOSS	(6,824)	(17,182)	(14,929)	(39,244)

OTHER INCOME (EXPENSE):
Litigation settlement gain	15,500	—	15,500	—
Early prepayment penalty	(2,250)	—	(2,250)	—
Other income (expense), net	402	370	229	375
Interest income (expense), net	(2,922)	(2,179)	(6,720)	(2,179)
Finance expense	—	(4,708)	(600)	(4,708)
Change in fair value of derivative instruments-loss	(29,418)	32,979	(66,171)	(20,635)
Bargain purchase gain	—	—	49,063	—

Total other income (expense), net	(18,688)	26,462	(10,949)	(27,147)

LOSS BEFORE INCOME TAXES	(25,512)	9,280	(25,878)	(66,391)
Income tax benefit (provision)	(15)	2,525	40,006	2,460

NET INCOME (LOSS)	$(25,527)	$11,805	$14,128	$(63,931)

PER SHARE DATA:
Net income (loss) per common share, basic	$(0.73)	$0.46	$0.45	$(2.61)

Net income (loss) per common share, diluted	$(0.73)	$(0.77)	$0.44	$(2.61)

Weighted average common shares outstanding, basic	34,957,134	25,635,277	31,079,053	24,491,477

Weighted average common shares outstanding, diluted	34,957,134	27,326,442	34,825,722	24,491,477

Comprehensive Income (Loss):
Net income (loss)	$(25,527)	$11,805	$14,128	$(63,931)
Unrealized gain (loss)	(30)	(103)	(7)	519
Foreign currency translation	(298)	—	(3,519)	—

Comprehensive Income (loss)	$(25,855)	$11,702	$10,602	$(63,412)

RETROPHIN, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION

June 30, 2015

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP OPERATING LOSS	$(6,824)	$(17,182)	$(14,929)	$(39,244)
R&D Operating Expense	(10,563)	(13,310)	(20,910)	(20,253)
Stock Compensation	1,748	410	3,968	958
Transaction & license fees	—	696	150	1,565
Amortization & Depreciation	193	63	414	305

Subtotal non-GAAP items	1,941	1,169	4,532	2,828

NON-GAAP R&D EXPENSE	(8,622)	(12,141)	(16,378)	(17,425)

SG&A Operating Expense	(19,692)	(9,579)	(34,547)	(24,725)
Legal Expense (A)	1,388	2,095	3,351	2,095
Stock Compensation	3,244	2,218	6,598	5,075
Amortization & Depreciation	3,463	166	5,021	179

Subtotal non-GAAP items	8,095	4,479	14,970	7,349

NON-GAAP SG&A EXPENSE	(11,597)	(5,100)	(19,577)	(17,376)

Subtotal non-GAAP items	10,037	5,648	19,502	10,177

NON-GAAP OPERATING INCOME (LOSS)	3,213	(11,534)	4,573	(29,067)

GAAP NET INCOME /(LOSS)	(25,527)	11,805	14,128	(63,931)
Non-GAAP Operating Loss Adjustments	10,037	5,648	19,502	10,177
Finance Expense	—	4,708	1,650	4,708
Change in fair value of derivative instruments-income (loss)	29,418	(32,979)	66,171	20,635
Bargain purchase gain, net (A)	—	—	(49,063)	—
Income Tax (benefit)/provision (A)	15	(2,525)	(40,006)	(2,460)

NON-GAAP NET INCOME (LOSS)	$13,943	$(13,343)	$12,382	$(30,871)

PER SHARE DATA:
Net gain (loss) per common share, basic	$0.40	$(0.52)	$0.40	$(1.26)

Weighted average common shares outstanding, basic	34,957,134	25,635,277	31,079,053	24,491,477

(A)	Non-recurring items